Exhibit 4.14

AMENDED AND RESTATED DECLARATION OF TRUST

among

CAPITAL TRUST, INC.,

as Sponsor

THE BANK OF NEW YORK,

as Property Trustee

BNYM (DELAWARE),

as Delaware Trustee

and

THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

Dated as of [     ], 2008

CT PUBLIC PREFERRED TRUST [  ]

Certain Sections of this Trust Agreement relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Trust Agreement Section

(§)310	(a)(1)	8.7
	(a)(2)	8.7
	(a)(3)	8.9
	(a)(4)	2.7(a)(ii)
	(b)	8.8
(§)311	(a)	8.13
	(b)	8.13
(§)312	(a)	5.8
	(b)	5.8
	(c)	5.8
(§)313	(a)	8.15(a)
	(a)(4)	8.15(b)
	(b)	8.15(b)
	(c)	10.7
	(d)	8.15(c)
(§)314	(a)	8.16
	(b)	Not Applicable
	(c)(1)	8.17
	(c)(2)	8.17
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.1, 8.17
(§)315	(a)	8.1(a), 8.3(a)
	(b)	8.2, 10.8
	(c)	8.1(d)
	(d)	8.1, 8.3
	(e)	10.1
(§)316	(a)(1)(A)	8.1(e)(iii)
	(a)(1)(B)	5.13(b)
	(a)(2)	Not Applicable
	(b)	5.13
	(c)	6.7
(§)317	(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(b)	5.10
(§)318	(a)	10.9

Note:  This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

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AMENDED AND RESTATED DECLARATION OF TRUST, dated as of [     ], 2008 among CAPITAL TRUST, INC., a Maryland corporation (including any successors or assigns, the “Sponsor”), THE BANK OF NEW YORK, as property trustee (in such capacity, the “Property Trustee”), BNYM (DELAWARE), as Delaware trustee (in such capacity, the “Delaware Trustee”), [       ], an individual, [       ], an individual, and [       ], an individual, each of whose address is c/o Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, NY 10022 (each an “Administrative Trustee” and collectively the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee and the Administrative Trustees being referred to collectively as the “Issuer Trustees”), and the several Holders, as hereinafter defined.

WITNESSETH

WHEREAS, a statutory trust under the name “CT Public Preferred Trust [  ]” was established pursuant to the Delaware Statutory Trust Act and the Declaration of Trust, dated as of May 28, 2008 (the “Original Trust Agreement”), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on May 28, 2008, attached as Exhibit A;

WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance and sale of the Common Securities by the Issuer Trust to the Sponsor, (ii) the issuance and sale of the Preferred Securities by the Issuer Trust pursuant to the Underwriting Agreement and (iii) the acquisition by the Issuer Trust from the Sponsor of all of the right, title and interest in the Notes;

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

ARTICLE I

DEFINED TERMS

Section 1.1.               Definitions.

For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)           All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)           The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”;

(d)           All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles that are generally accepted in the United States at the date or time of such computation; provided that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Sponsor;

(e)           Unless the context otherwise requires, any reference to an “Article”, a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement; and

(f)            The words “hereby”, “herein”, “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

“Act” has the meaning specified in Section 6.8.

“Additional Amount” means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Sponsor on a Like Amount of Notes for such period.

“Additional Sums” has the meaning specified in Section 10.6 of the Indenture.

“Administrative Trustee” means each of the individuals identified as an “Administrative Trustee” in the preamble to this Trust Agreement solely in such individual’s capacity as Administrative Trustee of the Issuer Trust and not in such individual’s individual capacity, or such Administrative Trustee’s successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Book-Entry Preferred Security, the rules and procedures of the Clearing Agency for such Book-Entry Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authorized Officer” of any Person means any officer of such Person or any Person authorized by or pursuant to a resolution of the Board of Directors of such Person.

“Bankruptcy Event” means, with respect to any Person:

(a)           the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(b)           the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

“Bankruptcy Laws” has the meaning specified in Section 10.8.

“Board of Directors” means either the board of directors of the Sponsor or any committee of that board duly authorized to act hereunder.

“Book-Entry Preferred Securities Certificate” means a Preferred Securities Certificate evidencing ownership of Book-Entry Preferred Securities.

“Book-Entry Preferred Security” means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York, New York, Waterbury, Connecticut, or Wilmington, Delaware are permitted or required by any applicable law to close; provided that, with respect to the Floating Rate Period, such day is also a London Business Day.

“Certificate Depository Agreement” means the Issuer Letter of Representations between the Issuer Trust and DTC, as the initial Clearing Agency, dated as of the Closing Date.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  DTC will be the initial Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Securities Certificate” means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

“Common Securities Subscription Agreement” means the subscription agreement executed and delivered by the Sponsor and the Issuer Trust contemporaneously with the execution and delivery of this Trust Agreement, pursuant to which the Sponsor will agree to buy and the Issuer Trust will agree to sell the Common Securities.

“Common Security” means a common undivided beneficial interest in assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

“Corporate Trust Office” means (i) when used with respect to the Property Trustee, the office of the Property Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York, [101 Barclay Street, Floor 8 West, New York, New York 10286], Attn: [Corporate Trust Department], and (ii) when used with respect to the Note Trustee, the principal office of the Note Trustee located at The Bank of New York, [101 Barclay Street, Floor 8 West, New York, New York 10286], Attn:  Corporate Trust Department.

“Definitive Preferred Securities Certificates” means either or both (as the context requires) of (i) Preferred Securities Certificates issued as Book-Entry Preferred Securities Certificates as provided in Section 5.2 or 5.4, and (ii) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.2, 5.4 or 5.5.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as it may be amended from time to time.

“Delaware Trustee” means the Person identified as the “Delaware Trustee” in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

“Distribution Date” has the meaning specified in Section 4.1(a).

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.1.

“DTC” means The Depository Trust Company.

“Event of Default” means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           the occurrence of a Note Event of Default; or

(b)           default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

(c)           default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

(d)           default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trust in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer Trustees and to the Sponsor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)           the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended and in effect from time to time.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, as from time to time constituted, or if at any time after the execution of this Trust Agreement the Federal Reserve is not existing and performing the duties now assigned to it, then the bodies performing such duties at such time, or the Federal Reserve Bank of Boston, or any successor Federal reserve bank having primary jurisdiction over the Sponsor.

“Final Repayment Date” has the meaning specified in the Indenture (as such date may be extended pursuant to the terms of the Indenture).

“Fixed Rate Period” means the period from and including [  ], 2008 to but excluding June 15, 2018.

“Floating Rate Period” means the period from and including [June 15, 2018] to but excluding the date on which the Notes are repaid.

“Guarantee Agreement” means the Guarantee Agreement executed and delivered by the Sponsor and The Bank of New York, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.

“Holder” means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

“Indenture” means the Junior Subordinated Indenture, dated as of [     ], 2008, as supplemented by the First Supplemental Indenture thereto, dated as of [     ], 2008, between the Sponsor and the Note Trustee, as trustee, as further amended or supplemented from time to time.

“Investment Company Act” means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended and in effect from time to time.

“Issuer Trust” means the Delaware statutory trust known as “CT Public Preferred Trust [  ]” which was formed on May 28, 2008 under the Delaware Statutory Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

“Issuer Trustees” has the meaning specified in the preamble to this Trust Agreement.

“Junior Subordinated Note Purchase Agreement” means the note purchase agreement executed and delivered by the Sponsor and the Issuer Trust contemporaneously with the execution and delivery of this Trust Agreement, pursuant to which the Sponsor will agree to issue and the Issuer Trust will agree to purchase the Notes.

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Notes to be contemporaneously redeemed or repaid in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Notes to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Notes having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Notes are distributed, and (c) with respect to any distribution of Additional Amounts to Holders of Trust Securities, Notes having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

“Liquidation Amount” means the stated amount of $1,000 per Trust Security.

“Liquidation Date” means the date of the dissolution of the Issuer Trust pursuant to Section 9.4.

“Liquidation Distribution” has the meaning specified in Section 9.4(d).

“London Business Day” means any day on which dealings in United States dollars are transacted in the London interbank market.

“Majority in Liquidation Amount of the Preferred Securities” or “Majority in Liquidation Amount of the Common Securities” means, except as provided by the Trust Indenture Act, Preferred Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Preferred Securities or then Outstanding Common Securities, as the case may be.

“Note Event of Default” has the meaning given to the term “Event of Default” in the Indenture.

“Note Redemption Date” means, with respect to any Notes to be redeemed under the Indenture, the date fixed for redemption of such Notes under the Indenture.

“Note Repayment Date” means a Repayment Date as defined in the Indenture.

“Note Trustee” means the Person identified as the “Trustee” in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

“Notes” means the Sponsor’s [  ]% Fixed to Floating Rate Junior Subordinated Notes, issued pursuant to the Indenture.

“Officers’ Certificate” means, with respect to any person, a certificate signed by any two Authorized Officers of such Person.  Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(a)           a statement by each officer signing the Officers’ Certificate that such officer has read the covenant or condition and the definitions relating thereto;

(b)           a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers’ Certificate;

(c)           a statement that such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Sponsor or an Affiliate of the Sponsor, and who shall be reasonably acceptable to the Property Trustee.

“Original Trust Agreement” has the meaning specified in the recitals to this Trust Agreement.

“Outstanding”, when used with respect to Trust Securities, means, as of any date of determination, all Trust Securities theretofore executed, authenticated and delivered under this Trust Agreement, except:

(a)           Trust Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

(b)           Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

(c)           Trust Securities that have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.11; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Sponsor, any Issuer Trustee or any Affiliate of the Sponsor or of any Issuer Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Issuer Trustee knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Sponsor, one or more of the Issuer Trustees and/or any such Affiliate.  Preferred Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Preferred Securities and that the pledgee is not the Sponsor or any Affiliate of the Sponsor.

“Owner” means each Person who is the beneficial owner of Book-Entry Preferred Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be The Bank of New York.

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by or on behalf of the Property Trustee for the benefit of the Holders in which all amounts paid in respect of the Notes will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Preferred Securities Certificate” means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit C.

“Preferred Security” means a preferred undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

“Property Trustee” means the Person identified as the “Property Trustee” in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or any initial or subsequent successor in interest in such capacity appointed as herein provided.

“Prospectus” means the prospectus, dated [  ], 2008, of the Sponsor and the Issuer Trust relating to the offering of the Preferred Securities.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Note Redemption Date and Note Repurchase Date and the Final Repayment Date on which Notes shall be repaid by the Sponsor in any aggregate principal amount shall be a Redemption Date for a Like Amount of Trust Securities.

“Redemption Price” means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Sponsor upon the concurrent redemption or other repayment of a Like Amount of Notes.

“Relevant Trustee” has the meaning specified in Section 8.10.

“Responsible Officer” means, with respect to the Property Trustee, any officer of the Property Trustee assigned to its corporate trust services department, or with respect to a particular corporate trust matter, any officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Scheduled Maturity Date” has the meaning specified in the Indenture (as such date may be extended pursuant to the terms of the Indenture).

“Securities Act” means the Securities Act of 1933, and any successor statute thereto, in each case as amended and in effect from time to time.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 5.5.

“Sponsor” has the meaning specified in the preamble to this Trust Agreement.

“Termination Event” has the meaning specified in Section 9.2.

“Time of Delivery” has the meaning specified in the Underwriting Agreement.

“Trust Agreement” means this Amended and Restated Declaration of Trust, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof,

including (i) all exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Property” means (a) the Notes, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to this Trust Agreement.

“Trust Securities Certificate” means any one of the Common Securities Certificates or the Preferred Securities Certificates.

“Trust Security” means any one of the Common Securities or the Preferred Securities.

“Underwriting Agreement” means the Underwriting Agreement, dated [  ], 2008, among the Issuer Trust, the Sponsor and the Underwriters named therein.

“Underwriters” means the underwriters named in the Underwriting Agreement.

ARTICLE II

CONTINUATION OF THE ISSUER TRUST

Section 2.1.               Name.

The trust established under the Original Trust Agreement and continued hereby shall be known as “CT Public Preferred Trust [  ]”, as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

Section 2.2.               Office of the Delaware Trustee; Principal Place of Business.

The address of the Delaware Trustee in the State of Delaware is [White Clay Center, Route 273, Newark, Delaware 19711], Attention: [Corporate Trust Services Division], or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Sponsor, the Property Trustee and the Administrative Trustees.  The principal executive office of the Issuer Trust is c/o Capital Trust, Inc. 410 Park Avenue, 14th Floor, New York, NY 10022.

Section 2.3.               Initial Contribution of Trust Property; Organizational Expenses.

The Sponsor deposited the sum of $10 in connection with the Original Trust Agreement, which constituted the initial Trust Property.  The Sponsor shall pay the organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee.  The Sponsor shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.4.               Issuance of the Preferred Securities.

On [     ], 2008, the Sponsor, both on its own behalf and on behalf of the Issuer Trust pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement, which action is hereby authorized, approved, ratified and confirmed in all respects.  Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2 and 5.3 and deliver to the Property Trustee for authentication, and the Property Trustee shall authenticate and shall deliver to the Underwriters, a Preferred Securities Certificate, registered in the name of the nominee of the initial Clearing Agency as set forth in Section 5.2(b), evidencing an aggregate of [     ] Preferred Securities having an aggregate Liquidation Amount of $[     ], against receipt of the aggregate purchase price of such Preferred Securities of $[     ], by the Property Trustee.  On any one or more dates after the execution and delivery of this Trust Agreement additional Preferred Securities Certificates representing Preferred Securities may be issued in accordance with Section 5.3, registered in the name of the nominee of the initial Clearing Agency, against receipt by the Property Trustee of the purchase price that is determined by the Sponsor.

Section 2.5.               Issuance of the Common Securities; Subscription and Purchase of Notes.

Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2 and 5.3 and the Property Trustee shall authenticate and shall deliver to the Sponsor, Common Securities Certificates, registered in the name of the Sponsor, evidencing an aggregate of [10 Common Securities] having an aggregate Liquidation Amount of $[10,000], against receipt of the aggregate purchase price of such Common Securities of $[10,000] by the Property Trustee.  Contemporaneously therewith, an Administrative Trustee, on behalf of the Issuer Trust, shall subscribe for and purchase from the Sponsor the Notes, registered in the name of the Property Trustee on behalf of the Issuer Trust and having an aggregate principal amount equal to $[  ] and, in satisfaction of the purchase price for such Notes, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Sponsor the sum of $[  ] (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first sentence of this Section 2.5).  In connection with any subsequent issuance of Preferred Securities as set forth in the last sentence of Section 2.4, an Administrative Trustee, on behalf of the Issuer Trust, shall contemporaneously with any such additional issuance, subscribe to and purchase from the Sponsor Notes, registered in the name of the Issuer Trust, having an aggregate principal amount equal to the aggregate Liquidation Amount of Preferred Securities being issued by the Issuer Trust pursuant to the last sentence of Section 2.4 against payment of a purchase price equal to the aggregate purchase prices of the Preferred Securities being so issued.

Section 2.6.               Continuation of Trust.

The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Notes, and (b) to engage in those activities necessary or incidental thereto.  The Sponsor hereby reaffirms the appointment of the Delaware Trustee, the Property Trustee and the Administrative Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the respective Issuer Trustees hereby accept such appointment.  The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders.  The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Issuer Trust.  The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein.  The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Statutory Trust Act.

Section 2.7.               Authorization to Enter into Certain Transactions.

(a)           The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement.  Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Issuer Trustees shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including, without limitation, the following:

(i)            As among the Issuer Trustees, each Administrative Trustee, acting singly or collectively, shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

(A)          the issuance and sale of the Trust Securities;

(B)           causing the Issuer Trust to perform the transactions contemplated by and its obligations under the Underwriting Agreement and causing the Issuer Trust to enter into, and to execute, deliver and perform the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

(C)           assisting in the registration of the Preferred Securities under the Securities Act and under applicable state securities or blue sky laws and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

(D)          assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Sponsor, with the registration of the Preferred Securities under the Exchange Act and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing, as applicable;

(E)           assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Notes to the Holders in accordance with this Trust Agreement;

(F)           the consent to the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

(G)           the execution of the Trust Securities on behalf of the Issuer Trust in accordance with this Trust Agreement;

(H)          the execution and delivery of closing certificates, if any, pursuant to the Underwriting Agreement and application for a taxpayer identification number for the Issuer Trust;

(I)            unless otherwise required by the Delaware Statutory Trust Act or the Trust Indenture Act, executing on behalf of the Issuer Trust (either acting alone or together with the other Administrative Trustee) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

(J)            the taking of any action incidental to the foregoing as the Issuer Trustees may from time to time determine to be necessary or advisable to give effect to the terms of this Trust Agreement.

(ii)           As among the Issuer Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

(A)          the establishment of the Payment Account;

(B)           the receipt of the Notes;

(C)                                the collection of interest, principal and any other payments made in respect of the Notes and the holding of such amounts in the Payment Account;

(D)                               the distribution through the Paying Agent of amounts distributable to the Holders in respect of the Trust Securities;

(E)                                 the exercise of all of the rights, powers and privileges of a holder of the Notes;

(F)                                 the sending of notices of default and other information regarding the Trust Securities and the Notes to the Holders in accordance with this Trust Agreement;

(G)                                the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

(H)                               to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

(I)                                    performing the duties of the Property Trustee set forth in this Trust Agreement, including the taking of all actions on behalf of the Issuer Trust with respect to the redemption of Trust Securities in accordance with the terms hereof; and

(J)                                   after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

Except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

(b)                                 So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby.  In particular, the Issuer Trustees (acting on behalf of the Issuer Trust) shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would cause the Issuer Trust to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or partnership for U.S. federal income tax purposes,

(iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) apply any of the Trust Property or its proceeds other than as provided herein, (vii) acquire any assets other than the Trust Property, (viii) possess any power or otherwise act in such a way as to vary the Trust Property, except as expressly provided herein, (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities) or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Issuer Trust other than the Trust Securities.  The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

(c)                                  In connection with the issue and sale of the Preferred Securities, the Sponsor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Sponsor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

(i)                                     the preparation and filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or a series of transactions pursuant thereto;

(ii)                                  the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the taking of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and advice to the Issuer Trust of actions that must be taken by or on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Preferred Securities;

(iii)                               the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and

(iv)                              the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

(d)                                 Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act, and will not be classified as other than one or more grantor trusts or agency arrangements or classified as an association or partnership for U.S. federal income tax purposes.  In this connection, the Sponsor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that they determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities.  In no event shall the Sponsor or the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this Section that results from a change in law or regulation or in the interpretation thereof.

Section 2.8.                                             Assets of Trust.

The assets of the Issuer Trust shall consist of the Trust Property.

Section 2.9.                                             Title to Trust Property.

Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.

ARTICLE III

PAYMENT ACCOUNT

Section 3.1.                                             Payment Account.

(a)                                  On or prior to the Closing Date, the Property Trustee shall establish the Payment Account with the Paying Agent.  The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement.  All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

(b)                                 The Property Trustee shall deposit (or cause to be deposited) in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Notes.  Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

ARTICLE IV

DISTRIBUTIONS; REDEMPTION

Section 4.1.                                             Distributions.

(a)                                  The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Notes.  Accordingly:

(i)                                     Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Issuer Trust available for the payment of

Distributions.  Distributions shall accumulate from and including [  ], 2008 and, except in the event (and to the extent) that the Sponsor exercises its right to defer the payment of interest on the Notes pursuant to the Indenture, shall be payable, in respect of interest accruing on the Notes during the Fixed Rate Period, semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2008 through and including June 15, 2018 and, in respect of interest accruing on the Notes during the Floating Rate Period, shall be payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing September 15, 2018 through and including the Scheduled Maturity Date for the Notes and in respect of any Trust Securities that remain Outstanding following the Scheduled Maturity Date, monthly in arrears on the 15th day of each month, commencing the July 15 next following the Scheduled Maturity Date through and including the date on which the Notes are repaid.  If any date on which a Distribution is otherwise payable on the Trust Securities in respect of interest accruing on the Notes during the Fixed Rate Period is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of any such delay, with the same force and effect as if made on the date on which such payment was originally payable.  If any date on which a Distribution is otherwise payable on the Trust Securities in respect of interest accruing on the Notes during the Floating Rate Period is not a Business Day (other than any such date that is also a Redemption Date for the Trust Securities), then the related Distribution Date shall be postponed to the next succeeding Business Day, (each date on which distributions are payable, whether during the Fixed Rate Period or Floating Rate Period, in accordance with this Section 4.1(a), a “Distribution Date”).

(ii)                                  In the event (and to the extent) that the Sponsor exercises its right under the Indenture to defer the payment of interest on the Notes, Distributions on the Trust Securities shall be deferred but shall continue to accumulate.  Distributions on the Trust Securities shall be payable on the Liquidation Amount of the Trust Securities at the rate per annum equal to the then applicable rate of interest on the Notes.  The amount of Distributions payable for any period during the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of Distributions payable for any period during the Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days elapsed.  The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period.

(iii)                               Distributions on the Trust Securities shall be made by the Paying Agent on behalf of the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

(b)                                 Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be the first day of the month in which the relevant Distribution Date falls, whether or not a Business Day.  Distributions payable on any Trust Securities that are not punctually paid on an applicable Distribution Date will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date for determining Holders entitled to such defaulted Distributions.

Section 4.2.                                             Redemption.

(a)                                  On each Note Redemption Date and Note Repayment Date and on the Final Repayment Date on which Notes shall be repaid by the Sponsor in an aggregate principal amount, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at a redemption price per Trust Security equal to the Redemption Price.

(b)                                 Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date (or, in the case of a Note Repayment Date, not less than 10 nor more than 15 Business Days prior to the Redemption Date) to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Security Register.  All notices of redemption shall state:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price, or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the method by which the Redemption Price shall be calculated together with a statement that the actual Redemption Price will be calculated no later than the third Business Day prior to the Redemption Date;

(iii)                               if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

(iv)                              that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

(v)                                 if the Preferred Securities are not then Book-Entry Preferred Securities, the place or places where the applicable Preferred Securities Certificates are to be surrendered for payment of the Redemption Price.

The Issuer Trust in issuing the Trust Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Property Trustee shall indicate the “CUSIP” numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

(c)                                  Each Trust Security redeemed on any Redemption Date shall be redeemed at a redemption price equal to the Redemption Price.  Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has cash in an amount equal to the Redemption Price then on hand and available in the Payment Account for the payment of such Redemption Price.

(d)                                 If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Preferred Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Preferred Securities, to the extent available therefor, the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities.  With respect to Preferred Securities that are not Book-Entry Preferred Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities upon surrender of their Preferred Securities Certificates.  Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates.  If notice of redemption shall have been given and the Redemption Price deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be outstanding.  In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.  In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Sponsor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

(e)                                  Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based upon the relative Liquidation Amounts of such classes, except in the case of a payment default, as set forth in Section 4.3.  The particular Preferred Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption by any method the Property Trustee deems fair and appropriate, provided that so long as the Preferred Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Preferred Securities.  The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed.  For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.

Section 4.3.                                             Subordination of Common Securities.

(a)                                  Payment of Distributions (including any Additional Amounts) on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Note Event of Default shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, the Preferred Securities then due and payable.

(b)                                 In the case of the occurrence of any Event of Default resulting from any Note Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated.  Until all such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holders of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Section 4.4.                                             Payment Procedures.

Payments of Distributions (including any Additional Amounts) in respect of the Preferred Securities, subject to the next succeeding sentence, shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds.  A Holder of $1,000,000 or more in aggregate Liquidation Amount of Preferred Securities may receive payments of cash Distributions (including any Additional Amounts) by wire transfer of immediately available funds upon written request to the Property Trustee not later than the 15th calendar day, whether or not a Business Day, before the relevant Distribution Date.  Payments in respect of the Common

Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holders of the Common Securities.

Section 4.5.                                             Tax Returns and Reports.

The Administrative Trustees shall prepare (or cause to be prepared), at the Sponsor’s expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust.  In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust.  The Administrative Trustees shall provide the Sponsor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing.  The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.  Such withholding or backup withholding (if any) shall be deducted from any payment and shall be considered as duly paid under the terms of this Amended and Restated Trust Agreement and the Trust Securities.

Section 4.6.                                             Payment of Taxes, Duties, Etc. of the Issuer Trust.

Upon receipt under the Notes of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority, which were included in such Additional Sums.

Section 4.7.                                             Payments under Indenture or Pursuant to Direct Actions.

Any amount payable hereunder to any Holder of Preferred Securities (or any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (or Owner) has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.

Section 4.8.                                             Liability of the Holder of Common Securities.

As permitted under the Delaware Statutory Trust Act, the Sponsor hereby covenants to pay all debts and obligations (other than with respect to the Preferred Securities and the Common Securities) and all costs and expenses of the Issuer Trust, including, but not limited to, all costs and expenses relating to the organization of the Issuer Trust (without duplication of amounts paid pursuant to Section 2.3 hereof), the indemnities, fees and expenses (including reasonable counsel fees and expenses) of the Issuer Trustees (to the extent the same are provided for herein) and all costs and expenses relating to the offering, sale and issuance of the Trust Securities and the operation, maintenance and dissolution of the Issuer Trust (including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the holders of the Notes) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Issuer Trust by the United States, or any other taxing authority, with respect to the aforesaid debts, obligations, costs and expenses.  The Sponsor’s obligations under this Section 4.8 shall be for the benefit of, and shall, to the extent permitted by applicable law, be enforceable by, any Person to whom such debts, obligations and costs are owed (a “Creditor”) whether or not such Creditor has received notice hereof.  To the extent permitted by applicable law, any such Creditor may enforce the Sponsor’s obligations under this Section 4.8 directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other Person before proceeding against the Sponsor.  The Sponsor agrees to execute such additional agreements as may be necessary in order to give full effect to the provisions of this Section 4.8.

ARTICLE V

TRUST SECURITIES CERTIFICATES

Section 5.1.                                             Initial Ownership.

Upon the formation of the Issuer Trust and the contribution by the Sponsor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Sponsor shall be the sole beneficial owner of the Issuer Trust.

Section 5.2.                                             The Trust Securities Certificates.

(a)                                  The Preferred Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples thereof.  The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual or facsimile signature of at least one Administrative Trustee.  Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates.  A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Section 5.5.

(b)                                 Upon their original issuance, Preferred Securities Certificates shall be issued in the form of one or more Book-Entry Preferred Securities Certificates registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC or the Securities Registrar as custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct).

(c)                                  A single Common Securities Certificate representing the Common Securities shall be issued to the Sponsor in the form of a definitive Common Securities Certificate.

Section 5.3.                                             Execution, Delivery and Authentication of Trust Securities Certificates.

At the Time of Delivery, one or more of the Administrative Trustees shall cause Trust Securities Certificates, in the aggregate Liquidation Amounts as provided in Sections 2.4 and 2.5 with respect to Preferred Securities and Common Securities, respectively, to be executed (either manually or by facsimile) on behalf of the Issuer Trust upon the written order of the Sponsor, executed by one Authorized Officer thereof, and shall cause the Preferred Securities Certificates to be delivered to the Property Trustee and upon such delivery the Property Trustee shall authenticate such Preferred Securities Certificates, in each case without further corporate action by the Sponsor, in authorized denominations.  After the Time of Delivery, the Administrative Trustees may cause additional Preferred Securities to be executed on behalf of the Issuer Trust and delivered to or upon the written order of the Sponsor, such written order executed by one authorized officer thereof, without further corporate action by the Sponsor, in authorized denominations; provided however that no such additional Preferred Securities shall be issued unless the Administrative Trustees shall have received an Opinion of Counsel experienced in such matters to the effect that such issuance will not cause the Issuer Trust to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or partnership for U.S. federal income tax purposes or affect the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act.

Each Preferred Securities Certificate shall be dated the date of its authentication.

No Preferred Securities Certificate shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Preferred Securities Certificate a certificate of authentication substantially in the form provided for in the form attached as Exhibit C executed by the Property Trustee by the manual signature of one of its Authorized Officers, and such certificate upon any Preferred Securities Certificate shall be conclusive evidence, and the only evidence, that such Preferred Securities Certificate has been duly authenticated and delivered hereunder.

Section 5.4.                                             Book-Entry Preferred Securities.

(a)                                  Each Book-Entry Preferred Securities Certificate issued under this Trust Agreement shall be registered in the name of the Clearing Agency or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor, and each such Book-Entry Preferred Securities Certificate shall constitute a single Preferred Securities Certificate for all purposes of this Trust Agreement.

(b)                                 Notwithstanding any other provision in this Trust Agreement, no Book-Entry Preferred Securities Certificate may be exchanged in whole or in part for Book-Entry Preferred Securities Certificates registered, and no transfer of a Book-Entry Preferred Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Book-Entry Preferred Securities Certificate or a nominee thereof unless (A) such Clearing Agency (i) has notified the Issuer Trust that it is unwilling or unable to continue as Clearing Agency for such Book-Entry Preferred Securities Certificate and no successor Clearing Agency has been appointed within 90 days of this notice or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Clearing Agency is required to be so registered to act as clearing agent and no successor Clearing Agency has been appointed within 90 days after the Issuer Trust has learned that the Clearing Agency has ceased to be so registered, (B) there shall have occurred and be continuing a Note Event of Default, or (C) the Sponsor in its sole discretion determines that such Book-Entry Preferred Securities Certificate will be so exchangeable or transferable.  Upon the occurrence of any event specified in clause (A), (B) or (C) above, the Property Trustee shall notify the Clearing Agency and instruct the Clearing Agency to notify all Owners of Book-Entry Preferred Securities and the Administrative Trustees of the occurrence of such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same.

(c)                                  If any Book-Entry Preferred Securities Certificate is to be exchanged for other Preferred Securities Certificates or cancelled in part, or if any other Preferred Securities Certificate is to be exchanged in whole or in part for Book-Entry Preferred Securities represented by a Book-Entry Preferred Securities Certificate, then either (i) such Book-Entry Preferred Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount represented by such Book-Entry Preferred Securities Certificate shall be reduced or increased by an amount equal to the Liquidation Amount represented by that portion of the Book-Entry Preferred Securities Certificate to be so exchanged or cancelled, or equal to the Liquidation Amount represented by such other Preferred Securities Certificates to be so exchanged for Book-Entry Preferred Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records.  Upon surrender to the Administrative Trustees or the Securities Registrar of the Book-Entry Preferred Securities Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency.  None of the Securities Registrar, the Issuer Trustees or the Administrative Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Preferred Securities Certificates, the Issuer Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Holders.  The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

(d)                                 Every Preferred Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Book-Entry Preferred Securities Certificate or any portion thereof, whether pursuant to this Article V or Article IV or otherwise, shall be executed and delivered in the form of, and shall be, a Book-Entry Preferred Securities Certificate, unless such Preferred Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Book-Entry Preferred Securities Certificate or a nominee thereof.

(e)                                  The Clearing Agency or its nominee, as registered owner of a Book-Entry Preferred Securities Certificate, shall be the Holder of such Book-Entry Preferred Securities Certificate for all purposes under this Agreement and the Book-Entry Preferred Securities Certificate, and Owners with respect to a Book-Entry Preferred Securities Certificate shall hold such interests pursuant to the Applicable Procedures.  The Securities Registrar and the Issuer Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Preferred Securities represented thereby and the giving of instructions or directions by Owners of Book-Entry Preferred Securities represented thereby) as the sole Holder of the Book-Entry Preferred Securities represented thereby and shall have no obligations to the Owners thereof.  None of the Issuer Trustees nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

The rights of the Owners of the Book-Entry Preferred Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants.  Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.4(b), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants, and none of the Sponsor or the Issuer Trustees shall have any responsibility or obligation with respect thereto.

Section 5.5.                                             Registration of Transfer and Exchange of Preferred Securities Certificates.

The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Trust Securities Certificates (the “Securities Register”) in which the registrar and transfer agent with respect to the Trust Securities (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided.  The Person acting as the Property Trustee shall at all times also be the Securities Registrar.

Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Preferred Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or its attorney duly authorized in writing.  Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

A Preferred Securities Certificate that is not a Book-Entry Preferred Securities Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Preferred Securities Certificate that is not a Book-Entry Preferred Securities Certificate as provided in this Section 5.5.

Section 5.6.                                             Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination.  In connection with the issuance of any new Trust Securities Certificate under this Section 5.6, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 5.7.                                             Persons Deemed Holders.

The Issuer Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees and the Securities Registrar shall be bound by any notice to the contrary.

Section 5.8.                                             Access to List of Holders’ Names and Addresses.

Each of the Sponsor and any one of the Administrative Trustees will furnish or cause to be furnished to the Property Trustee:

(i)                                     quarterly or semi-annually, as the case may be, not more than 15 days after each regular record date in each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of Trust Securities as of such regular record date, and

(ii)                                  at such other times as the Property Trustee may request in writing, within 30 days after the receipt by the Sponsor and the Administrative Trustees of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Property Trustee at any time that is acting as Securities Registrar.

The Property Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Property Trustee as provided in this Section 5.8 and the names and addresses of Holders received by the Property Trustee at any time that is acting as Securities Registrar.  The Property Trustee may destroy any list furnished to it as provided in Section 5.8 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights and privileges of the Property Trustee, shall be as provided in the Trust Indenture Act.

Each Holder and each Owner shall be deemed to have agreed not to hold the Sponsor, the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Securities Registrar accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.9.                                             Maintenance of Office or Agency.

The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served.  The Administrative Trustees initially designate the Property Trustee’s Corporate Trust Office, Attention: Corporate Trust Department, as its office and agency for such purposes.  The Property Trustee shall give prompt written notice to the

Sponsor, the Administrative Trustees and to the Holders of any change in the location of the Securities Register or any such office or agency.

Section 5.10.                                       Appointment of Paying Agent.

The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees.  Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above.  The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion.  The Paying Agent shall initially be The Bank of New York.  Any Person acting as Paying Agent shall -27- be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrative Trustees and the Property Trustee.  If The Bank of New York shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) to act as Paying Agent.  Such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders.  The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee.  The provisions of Sections 8.1 (other than (c), (d), (e)(i), (e)(iii) and (e)(vii) thereof), 8.3 (except (g) and (j) thereof) and 8.6 herein shall apply to The Bank of New York also in its role as Paying Agent, for so long as The Bank of New York shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder.  Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.11.                                       Ownership of Common Securities by Sponsor.

At the Time of Delivery, the Sponsor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities.  The Sponsor may not transfer the Common Securities except (i) in connection with a consolidation or merger of the Sponsor into another Person, or any conveyance, transfer or lease by the Sponsor of its properties and assets substantially as an entirety to any Person, pursuant to Article VIII of the Indenture, or (ii) to an Affiliate of the Sponsor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws).  To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the immediately preceding sentence shall be void.  The Administrative Trustees shall cause each Common Securities Certificate issued to the Sponsor to contain a legend substantially to the following effect:

“THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT.”

Section 5.12.                                       Notices to Clearing Agency.

To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Book-Entry Preferred Securities Certificate, the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

Section 5.13.                                       Rights of Holders; Waivers of Past Defaults.

(a)                                  The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below.  The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement.  The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer Trust.  Subject to the provisions of Section 4.8, the Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(b)                                 For so long as any Preferred Securities remain Outstanding, if, upon the occurrence of a Note Event of Default, the Note Trustee fails or the holders of not less than 25% in principal amount of the outstanding Notes fail to declare the principal of all of the Notes to be immediately due and payable, the Property Trustee or the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Sponsor, the Note Trustee and the Property Trustee, in the case of notice by the Holders of the Trust Securities, or to the Sponsor, the Note Trustee and the Holders of the Trust Securities, in the case of notice by the Property Trustee.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Note Trustee as provided in the Indenture, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Sponsor and the Note Trustee, may rescind and annul such declaration and its consequences if:

(i)                                     the Sponsor has paid or deposited with the Note Trustee a sum sufficient to pay

(A)                              all overdue installments of interest (including any Additional Interest) on all of the Notes,

(B)                                the principal of (and premium, if any, on) any Notes that have become due otherwise than by such declaration of acceleration and interest (including any Additional Interest) thereon at the rate borne by the Notes, and

(C)                                all sums paid or advanced by the Note Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Note Trustee, its agents and counsel; and

(ii)                                  all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Preferred Securities a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice.  The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect.  Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

(c)                                  For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon the failure of the Sponsor, as issuer of the Notes, to pay any amounts owing upon the Notes on the due date thereof in accordance with the terms of the Notes and the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Sponsor, pursuant to Section 5.8 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder (a “Direct Action”).  Except as set forth in Section 5.13(b) and this Section 5.13(c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Notes.

(d)                                 Except as otherwise provided in clauses (a) and (b) of this Section 5.13, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default or Event of Default or any past default under the Indenture (and, in each case, the consequences of such default or Event of Default), except a default under the Indenture in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Note

Trustee) or a default under the Indenture in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note.  Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

ARTICLE VI

ACTS OF HOLDERS; MEETINGS; VOTING

Section 6.1.                                             Limitations on Voting Rights.

(a)                                  Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

(b)                                 So long as any Notes are held by the Property Trustee on behalf of the Issuer Trust, the other Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Notes, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Notes shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Notes, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Notes affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities.  The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities.  The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received with respect to the Notes.  In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Sponsor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or partnership for U.S. federal income tax purposes.

Section 6.2.                                             Notice of Meetings.

Notice of all meetings of the Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees or, at the written request of the Administrative Trustees, by the Property Trustee pursuant to Section 10.7 to each

Holder of Preferred Securities, at such Holder’s registered address, at least 15 days and not more than 90 days before the meeting.  At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting.  Any adjourned meeting may be held as adjourned without further notice.

Section 6.3.                                             Meetings of Holders of the Preferred Securities.

No annual meeting of Holders is required to be held.  The Administrative Trustees, however, shall call a meeting of the Holders of the Preferred Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Preferred Securities to vote on any matters as to which such Holders are entitled to vote.

The Holders of at least a Majority in Liquidation Amount of the Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Preferred Securities.

If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Preferred Securities representing at least a Majority in Liquidation Amount of the Preferred Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Preferred Securities, unless this Trust Agreement requires a greater number of affirmative votes.

Section 6.4.                                             Voting Rights.

Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

Section 6.5.                                             Proxies, etc.

At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Issuer Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken.  Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee.  Only Holders of record shall be entitled to vote.  When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities.  A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  No proxy shall be valid more than three years after its date of execution.

Section 6.6.                                             Holder Action by Written Consent.

Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice if Holders holding at least a Majority in Liquidation Amount of all Preferred Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

Section 6.7.                                             Record Date for Voting and Other Purposes.

For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

Section 6.8.                                             Acts of Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee receiving the same deems sufficient.

The ownership of Trust Securities shall be proved by the Securities Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the

Issuer Trustees or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

If any dispute shall arise among the Holders or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

Section 6.9.                                             Inspection of Records.

Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder’s interest as a Holder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1.                                             Representations and Warranties of the Property Trustee and the Delaware Trustee.

The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Sponsor and the Holders that:

(a)                                  the Property Trustee is a New York banking corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b)                                 the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c)                                  the Delaware Trustee is a Delaware banking corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(d)                                 the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(e)                                  this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(f)                                    the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee or the Delaware Trustee and such execution, delivery and performance will not (i) violate the Articles of Association or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States of America governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

(g)                                 neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States of America governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be; and

(h)                                 there are no proceedings pending or, to the best of each of the Property Trustee’s and the Delaware Trustee’s knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

Section 7.2.                                             Representations and Warranties of Sponsor.

The Sponsor hereby represents and warrants for the benefit of the Holders that the Trust Securities Certificates issued at the Time of Delivery on behalf of the Issuer Trust have been duly authorized and, upon their execution, authentication, delivery and issuance in accordance with the terms hereof and of the Underwriting Agreement and the Common Securities Subscription Agreement (as applicable), will have been duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement.

ARTICLE VIII

THE ISSUER TRUSTEES

Section 8.1.               Certain Duties and Responsibilities.

(a)           The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act.  Notwithstanding the foregoing, but subject to Section 8.1(c), no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Section 8.1.  Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for his or her own negligent action, his or her own negligent failure to act, or his or her own willful misconduct.  To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee’s good faith reliance on the provisions of this Trust Agreement.  The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Sponsor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

(b)           All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof.  Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security.  This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

(c)           If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

(d)           The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.9), and no implied covenants shall be read into this Trust Agreement against the Property Trustee.  If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.14), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(e)           No provision of this Trust Agreement shall be construed to relieve the Property Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)          the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.9), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.9); and

(B)           in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Trust Agreement;

(ii)           the Property Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

(iv)          the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Notes and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

(v)           the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

(vi)          the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees, the Sponsor or any other Person with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee, or the Sponsor or any other Person; and

(vii)         subject to Section 8.1(c), no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)            The Administrative Trustees shall not be responsible for monitoring the compliance by the other Issuer Trustees or the Sponsor with their respective duties under this Trust Agreement, nor shall any Administrative Trustee be liable for the default or misconduct of any other Administrative Trustee, the other Issuer Trustees or the Sponsor.

Section 8.2.               Certain Notices.

Within 30 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.7, notice of such Event of Default to the Holders, the Administrative Trustees and the Sponsor, unless such Event of Default shall have been cured or waived.

Within five Business Days after the receipt of notice of the Sponsor’s exercise of its right to defer the payment of interest on the Notes pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.7, notice of such exercise to the Holders, unless such exercise shall have been revoked.

Section 8.3.               Certain Rights of Property Trustee.

Subject to the provisions of Section 8.1:

(a)           the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Note, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Sponsor requesting the Sponsor’s opinion as to the course of action to be taken, and the Property Trustee shall be fully protected in taking such action, or refraining from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Sponsor; provided, however, that if the Property Trustee does not receive such instructions of the Sponsor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

(c)           any direction or act of the Sponsor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers’ Certificate;

(d)           any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

(e)           the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

(f)            the Property Trustee may consult with counsel (which counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

(g)           the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders or the Sponsor pursuant to this Trust Agreement, unless such Holders or Sponsor shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

(h)           the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, Note, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

(i)            the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or willful misconduct with respect to selection of any agent or attorney appointed by it hereunder and shall not be liable for any act or omission of such agent or attorney selected with due care;

(j)            whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

(k)           except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation.  No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Property Trustee shall extend to each of the Security Registrar, the Paying Agent and the Delaware Trustee and shall be subject to the provisions of this Article VIII.

Section 8.4.               Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust and the Sponsor, and the Issuer Trustees do not assume any responsibility for their correctness.  The Issuer Trustees shall not be accountable for the use or application by the Sponsor of the proceeds of the Notes.

The Property Trustee may conclusively assume that any funds held by it hereunder are legally available unless an officer of the Property Trustee assigned to its institutional trust services department shall have received written notice from the Sponsor, any Holder or any other Issuer Trustee that such funds are not legally available.

Section 8.5.               May Hold Securities.

Any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, and except as provided in the definition of the term

“Outstanding” in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such other agent.

Section 8.6.               Compensation; Indemnity; Fees.

The Sponsor agrees:

(a)           to pay to the Issuer Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Sponsor and the Issuer Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided herein, to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their own negligence, bad faith or willful misconduct; and

(c)           to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) any Affiliate of any Issuer Trustee, any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (iii) any employee or agent of the Issuer Trust (referred to herein as an “Indemnified Person”) from and against any loss, damage, liability, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person on behalf of the Issuer Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage, action, suit or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the removal or resignation of any Issuer Trustee.

No Issuer Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

Notwithstanding any provision of law or equity, the Sponsor and any Issuer Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper.  Notwithstanding any provision of law or equity, neither the Sponsor nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Sponsor and any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary)

or to recommend to others any such particular investment or other opportunity.  Notwithstanding any provision of law or equity, any Issuer Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

Section 8.7.               Corporate Property Trustee Required; Eligibility of Issuer Trustees.

(a)           There shall at all times be a Property Trustee hereunder with respect to the Trust Securities.  The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and that has a combined capital and surplus of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.  At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

(b)           There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities.  Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

(c)           There shall at all times be a Delaware Trustee with respect to the Trust Securities.  The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

Section 8.8.               Conflicting Interests.

(a)           If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

(b)           The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

Section 8.9.               Co-Trustees and Separate Trustee.

Unless and until a Note Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of Common Securities and the Administrative Trustees shall have the power to appoint one or more Persons either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section.  Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.  In case a Note Event of Default shall have occurred and be continuing, the Property Trustee alone shall have the power to make such appointment and, upon the written request of the Property Trustee, the Sponsor and the Administrative Trustees shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, such co-trustee or separate trustee.

Should any written instrument from the Sponsor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Sponsor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a)           The Trust Securities Certificates shall be executed by one or more Administrative Trustees, and the Trust Securities Certificates shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

(b)           The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c)           The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Sponsor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Note Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Sponsor.

Upon the written request of the Property Trustee, the Sponsor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section.

(d)           No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

(e)           The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

(f)            Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 8.10.             Resignation and Removal; Appointment of Successor.

No resignation or removal of any Issuer Trustee (the “Relevant Trustee”) and no appointment of a successor Issuer Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of Section 8.11.

Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders and by appointing a successor Relevant Trustee. The Relevant Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the Relevant Trustee on a form provided by the Administrative Trustees, and selecting the Person who agrees to the lowest expenses and charges.  If the instrument of acceptance by the successor Issuer Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Sponsor, in the case of the Property Trustee, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

The Administrative Trustees, or any of them, may be removed at any time by Act of the Holders of Common Securities delivered to the Relevant Trustee.

The Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust) (i) for cause (including upon the occurrence of an Event of Default described in subparagraph (c) of the definition thereof with respect to the Relevant Trustee), or (ii) at any time if a Note Event of Default shall have occurred and be continuing.  Unless and until a Note Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at any time by Act of the Holders of the Common Securities.

If a resigning Property Trustee or Delaware Trustee shall fail to appoint a successor, or if the Property Trustee or the Delaware Trustee shall be removed or become incapable of acting as

Issuer Trustee, or if a vacancy shall occur in the office of the Property Trustee or the Delaware Trustee for any cause, the Holders of the Common Securities by Act of such Holders delivered to the Relevant Trustee or, if a Note Event of Default shall have occurred and be continuing, the Holders of the Preferred Securities, by Act of the Holders of not less than 25% in aggregate Liquidation Amount of the Preferred Securities then Outstanding delivered to such Relevant Trustee, may appoint a successor Relevant Trustee or Issuer Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11.  If no successor Relevant Trustee shall have been so appointed by the Holders of the Common Securities or Preferred Securities, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder, on behalf of such Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.7 and shall give notice to the Sponsor and to the Administrative Trustees.  Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Property Trustee following the procedures regarding expenses and charges set forth above (with the successor being a Person who satisfies the eligibility requirement for the Delaware Trustee set forth in Section 8.7).

Section 8.11.             Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (if requested by the Sponsor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Statutory Trust Act; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

Section 8.12.             Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural Person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Statutory Trust Act.

Section 8.13.             Preferential Collection of Claims Against Sponsor or Issuer Trust.

If and when the Property Trustee shall be or become a creditor of the Sponsor or the Issuer Trust (or any other obligor upon the Preferred Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Sponsor or the Issuer Trust (or any such other obligor).

Section 8.14.             Property Trustee May File Proofs of Claim.

In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the

Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.15.             Reports by Property Trustee.

(a)           Within 60 days after [July 15] of each year commencing with [July 15, 2008], the Property Trustee shall transmit to all Holders in accordance with Section 10.7, and to the Sponsor, a brief report dated as of the immediately preceding [July 15] with respect to:

(i)            its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

(ii)           a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such [July 15] or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

(iii)          any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

(b)           In addition, the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(c)           A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange or interdealer quotation system or self-regulatory organization upon which the Trust Preferred Securities are listed or quoted, if any, and with the Commission, the Sponsor and the relevant stock exchange or self-regulatory organization.

Section 8.16.             Reports to the Property Trustee.

Each of the Sponsor and the Administrative Trustees shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust

Indenture Act.  The Sponsor and the Administrative Trustees shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants applicable to such Person hereunder.

Section 8.17.             Evidence of Compliance with Conditions Precedent.

Each of the Sponsor and the Administrative Trustees shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.  Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.

Section 8.18.             Number of Issuer Trustees.

(a)           The number of Issuer Trustees shall be five, unless the Property Trustee and the Delaware Trustee are the same Person, in which case the number of Issuer Trustees shall be four.

(b)           If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur.  The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

(c)           The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, dissolve or terminate the Issuer Trust.

Section 8.19.             Delegation of Power.

(a)           Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

(b)           The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Sponsor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

ARTICLE IX

TERMINATION, LIQUIDATION AND MERGER

Section 9.1.               Termination.

The Issuer Trust shall automatically dissolve upon the occurrence of a Termination Event.

Section 9.2.               Termination Events.

The first to occur of any of the following events is a “Termination Event”, upon the occurrence of which the Issuer Trust shall dissolve:

(a)           the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Sponsor, in its capacity as the Holder of the Common Securities, unless the Common Securities shall be transferred as provided by Section 5.11, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

(b)           the written direction to the Property Trustee from all of the Holders of the Common Securities at any time to dissolve the Issuer Trust and to distribute the Notes to Holders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Holders of the Common Securities);

(c)           the redemption of all of the Preferred Securities in accordance with the provisions of this Trust Agreement; and

(d)           the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.If a Termination Event shall occur, the provisions of Section 9.4 shall apply.

Section 9.3.               Termination of Obligations.

The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

Section 9.4.               Liquidation.

(a)           If a Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to each Holder a Like Amount of Notes, subject to Section 9.4(d).  Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register.  All such notices of liquidation shall:

(i)            state the CUSIP Number of the Trust Securities;

(ii)           state the Liquidation Date;

(iii)          state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Notes, or if Section 9.4(d) applies, a right to receive a Liquidation Distribution; and

(iv)          provide such information with respect to the procedures by which Holders may exchange Trust Securities Certificates for Notes, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees shall deem appropriate.

(b)           Except where Section 9.4(d) or Section 9.4(e) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Notes to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation Date) and, establish such procedures as it shall deem appropriate to effect the distribution of Notes in exchange for the Outstanding Trust Securities Certificates.

(c)           Except where Section 9.4(d) or Section 9.4(e) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Notes will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the exchange agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Notes bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Notes) and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Notes upon surrender of Trust Securities Certificates.

(d)           If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Notes in the manner provided herein is determined by the Property Trustee and the Administrative Trustees not to be possible the Trust Property shall be liquidated, and the Issuer Trust’s affairs shall be wound up by the Property Trustee and the Administrative Trustees in such manner as the Administrative Trustees determine.  In such event, upon the winding-up of the Issuer Trust, except with respect to a Termination Event specified in clause (b) of Section 9.2, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”).  If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts).  The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution pro rata (determined as aforesaid) with Holders of Preferred Securities, except that the Preferred Securities shall have a priority over the Common Securities under the circumstances provided in Section 4.3.

(e)           If a Termination Event specified in clause (c) of Section 9.2 occurs, the Trust Property (if any) shall be liquidated and the Issuer Trust’s affairs shall be wound up by the Property Trustee and the Administrative Trustees in such manner as the Administrative Trustees determine.

Section 9.5.               Mergers, Consolidations, Amalgamations or Replacements of Issuer Trust.

The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5 or Section 9.4.  At the request of the Holders of the Common Securities, with the consent of the Administrative Trustees, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Preferred Securities, or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the “Successor Securities”) so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Notes, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Preferred Securities, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Sponsor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act, and (vii) the Sponsor or its permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement.  Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of Holders of all of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or partnership for U.S. federal income tax purposes.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1.             Limitation of Rights of Holders.

Except as set forth in Section 9.2, the death, termination, dissolution, bankruptcy or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Issuer Trust, nor entitle the legal representatives, successors or heirs of such Person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

All parties to this Trust Agreement agree, and each Holder of any Trust Securities by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit against any Issuer Trustee for any action taken or omitted by it as Issuer Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this paragraph shall not apply to any suit instituted by any Issuer Trustee or to any suit instituted by any Holder or group of Holders of more than 10% in aggregate number of the outstanding Trust Securities.

Section 10.2.             Amendment.

(a)           This Trust Agreement may be amended from time to time by the Administrative Trustees and the Holders of all of the Common Securities, without the consent of any Holder of the Trust Preferred Securities, the Property Trustee or the Delaware Trustee (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be classified as other than one or more grantor trusts or agency arrangements or be classified as an association or partnership for U.S. federal income tax purposes at all times that any Trust Securities are outstanding, to ensure that the Issuer Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the Preferred Securities as Tier 1 regulatory capital under the prevailing Federal Reserve Board rules and regulations, (iii) to require that Holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Issuer Trust will not be treated as a foreign trust for U.S. federal income tax purposes, or (iv) to conform the terms of this Trust Agreement to the description of this Trust Agreement and the Trust Securities in the Prospectus; provided, however, that in the case of either clause (i) or (ii), such action shall not adversely affect in any material respect the interests of any Holder, the Property Trustee or the Delaware Trustee.  Any such amendment shall become effective when notice is given to the Property Trustee and the Holders of the Preferred Securities.

(b)           Except as provided in Section 10.2(c), any provision of this Trust Agreement may be amended by the Administrative Trustees and the Holders of all of the Common Securities and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Trust Securities, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees or Administrative Trustees in accordance with such amendment will not case the Issuer Trust to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or partnership for U.S. federal income tax purposes or affect the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act.

(c)           In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this Section 10.2(c) may not be amended.

(d)           Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an “investment company” under the Investment Company Act or that would cause the Issuer Trust to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or partnership for U.S. federal income tax purposes.

(e)           Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Sponsor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Sponsor or the Administrative Trustees.

(f)            Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Property Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Property Trustee or that adversely affects the Property Trustee.

(g)           Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Delaware Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Delaware Trustee or that adversely affects the Delaware Trustee.

(h)           Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Securities Registrar and the Paying Agent, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Securities Registrar or the Paying Agent or that adversely affects the Securities Registrar or the Paying Agent.

(i)            In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Sponsor, the Property Trustee and the Delaware Trustee a copy of such amendment.

(j)            Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement.  The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

Section 10.3.             Separability.

In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.4.             Governing Law.

THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE SPONSOR AND THE ISSUER TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.

Section 10.5.             Successors.

This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Sponsor, the Issuer Trust and any Issuer Trustee, including any successor by operation of law.  Except in connection with a consolidation, merger or sale involving the Sponsor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Sponsor’s obligations hereunder, the Sponsor shall not assign its obligations hereunder.

Section 10.6.             Headings.

The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

Section 10.7.             Reports, Notices and Demands.

Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder, the Sponsor or the Administrative Trustees may be given or served in writing by deposit thereof, first-class, postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder’s name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Sponsor, to Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, NY 10022, Attention: [Secretary], or to such other address as may be specified in a written notice by the Sponsor to the Property Trustee.  Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.  Such notice, demand or other communication to or upon the Sponsor or the Holder of the Common Securities shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Sponsor or the Holder of the Common Securities, as the case may be.

Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust, the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Issuer Trust shall be given in writing addressed to such Person as follows: (a) with respect to the Property Trustee, to The Bank of New York, [101 Barclay Street, Floor 8 West, New York, New York, 10286], Attention:  [Corporate Trust Department]; (b) with respect to the Delaware Trustee, to BNYM (Delaware), [White Clay Center, Route 273, Newark, Delaware 19711], Attention: [Corporate Trust Services Division]; (c) with respect to the Administrative Trustees, to them at the address above for notices to the Sponsor, marked “Attention: [Administrative Trustees of CT Public Preferred Trust [  ]”]; and (d) with respect to the Issuer Trust, to its principal office specified in Section 2.2, with a copy to the Property Trustee.  Such notice, demand or other communication to or upon the Issuer Trust, the Property Trustee or the Administrative Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust, the Property Trustee or such Administrative Trustee.

Section 10.8.             Agreement Not to Petition.

Each of the Issuer Trustees and the Sponsor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law.  If the Sponsor takes action in violation of this Section 10.8, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Sponsor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Sponsor against the Issuer Trust or the commencement of such action and raise the defense that the Sponsor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustees or the Issuer Trust may assert.

Section 10.9.             Trust Indenture Act; Conflict with Trust Indenture Act.

(a)           This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

(b)           The Property Trustee shall be the only Issuer Trustee that is a trustee for the purposes of the Trust Indenture Act.

(c)           If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.  If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

(d)           The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

Section 10.10.           Acceptance of Terms of Trust Agreement, Guarantee Agreement and Indenture.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT, THE INDENTURE AND THE FIRST SUPPLEMENTAL INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement.

CAPITAL TRUST, INC.
as Sponsor

By:
Name:
Title:

THE BANK OF NEW YORK
as Property Trustee

By:
Name:
Title:

BNYM (DELAWARE)
as Delaware Trustee

By:
Name:
Title:

	Name:	[ ]
as Administrative Trustee

	Name:	[ ]
as Administrative Trustee

	Name:	[ ]
as Administrative Trustee

Exhibit A

CERTIFICATE OF TRUST
OF
CT PUBLIC PREFERRED TRUST [  ]

[Insert Certificate of Trust]

A-1

Exhibit B

[FORM OF COMMON SECURITIES CERTIFICATE]

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT

Certificate Number	Number of Common Securities
CI-

Certificate Evidencing Common Securities
of
CT Public Preferred Trust [  ]
[     ]% Fixed to Floating Rate Common Securities
(liquidation amount $1,000 per Common Security)

CT Public Preferred Trust [  ], a statutory trust created under the laws of the State of Delaware (the “Issuer Trust”), hereby certifies that Capital Trust, Inc. (the “Holder”) is the registered owner of [10 common securities] of the Issuer Trust representing common undivided beneficial interests in the assets of the Issuer Trust and designated the [     ]% Fixed to Floating Rate Common Securities (liquidation amount $1,000 per Common Security) (the “Common Securities”).  Except in accordance with Section 5.11 of the Trust Agreement (as defined below), the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted transfer hereof other than in accordance therewith shall be void.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of [     ], 2008, as the same may be amended from time to time (the “Trust Agreement”), among Capital Trust, Inc., as Sponsor, The Bank of New York, as Property Trustee, BNYM (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust including the designation of the terms of the Common Securities as set forth therein.  The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

UPON RECEIPT OF THIS CERTIFICATE, THE HOLDER IS BOUND BY THE TRUST AGREEMENT AND IS ENTITLED TO THE BENEFITS THEREUNDER.

Terms used but not defined herein have the meanings set forth in the Trust Agreement.

B-1

IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate on behalf of the Issuer Trust this [     ] day of [     ], 2008.

CT Public Preferred Trust [ ]

By:
Name:
Administrative Trustee

B-2

Exhibit C

[FORM OF PREFERRED SECURITIES CERTIFICATE]

THIS PREFERRED SECURITIES CERTIFICATE IS A BOOK-ENTRY PREFERRED SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A CLEARING AGENCY OR A NOMINEE OF A CLEARING AGENCY.  THIS PREFERRED SECURITIES CERTIFICATE IS EXCHANGEABLE FOR PREFERRED SECURITIES CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT.

UNLESS THIS PREFERRED SECURITY CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CT PUBLIC PREFERRED TRUST [  ] OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT TO A TRANSFEREE THAT IS DEEMED TO REPRESENT AND WARRANT EITHER THAT (A) IT IS NOT (AND FOR SO LONG AS IT HOLDS SUCH PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST THEREIN WILL NOT BE) AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I, PART 4 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN OR ACCOUNT TO WHICH SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) APPLIES, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN SUCH ENTITY OR A FOREIGN, CHURCH OR GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE

OF A FOREIGN, CHURCH OR GOVERNMENTAL PLAN, A VIOLATION OF SIMILAR LAW).

Certificate Number: R-1                                                                                                Number of Preferred Securities: [     ]
CUSIP NO.: [     ]

Certificate Evidencing Trust Preferred Securities
of
CT Public Preferred Trust [  ]
[     ]% Fixed to Floating Rate Trust Preferred Securities
(liquidation amount $1,000 per Trust Preferred Security)

CT Public Preferred Trust [  ], a statutory trust created under the laws of the State of Delaware (the “Issuer Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of [  ] Preferred Securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the CT Public Preferred Trust [  ] [  ]% Fixed to Floating Rate Trust Preferred Securities (liquidation amount $1,000 per Trust Preferred Security) (the “Preferred Securities”).  The Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below).  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of [  ], 2008 as the same may be amended from time to time (the “Trust Agreement”), among Capital Trust, Inc., as Sponsor, The Bank of New York, as Property Trustee, BNYM (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the holders, from time to time of undivided beneficial interests in the assets of the Issuer Trust including the designation of the terms of the Preferred Securities as set forth therein.  The Holder is entitled to the benefits of the Guarantee Agreement entered into by Capital Trust, Inc., a Maryland corporation, and The Bank of New York, as guarantee trustee, dated as of [  ], 2008, as the same may be amended from time to time (the “Guarantee Agreement”), to the extent provided therein.  The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.  Capitalized terms used herein shall, unless otherwise specified, have the respective meanings ascribed thereto in the Trust Agreement.

UPON RECEIPT OF THIS CERTIFICATE, THE HOLDER IS BOUND BY THE TRUST AGREEMENT AND IS ENTITLED TO THE BENEFITS THEREUNDER.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate on behalf of the Issuer Trust this [  ] day of [  ], 2008.

CT Public Preferred Trust [ ]

By:
Name
Title: Administrative Trustee

Property Trustee’s Certificate of Authentication

This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.

The Bank of New York, as Property Trustee

By:
Name:
Title: Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Securities Certificate on the books of the Issuer Trust.  The agent may substitute another to act for him or her.
Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Securities Certificate) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.